UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2008

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under section (c) of Item 5.02 of this Current Report on Form 8-K with respect to the terms and conditions of Michael J. Shannahan’s Offer Letter (as defined below) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On February 28, 2008, Michael J. Shannahan resigned from the Board of Directors (the “Board”) of Kana Software, Inc. (“KANA”) and from all committees of the Board.

On February 28, 2008, John M. Thompson retired from his position as Executive Vice President and Chief Financial Officer. As previously reported on the Current Report on Form 8-K filed February 25, 2008, Mr. Thompson will assist in the transition of his responsibilities to Mr. Shannahan.

(c)	On February 28, 2008, Mr. Shannahan (age 59 years old) was appointed Executive Vice President and Chief Financial Officer of KANA. From February 2005 to February 2008, Mr. Shannahan served as Chief Financial Officer of Medsphere Systems Corporation, a software company in the healthcare industry. From June 2005 to February 28, 2008, Mr. Shannahan was a member of KANA’s Board. Mr. Shannahan also served as Chief Financial Officer of Chordiant Software, Inc., a management software company, from August 2003 to October 2004; Sanctum Inc., a web applications security company, from October 2001 to November 2002; and Broadband Office, Inc., a communication services company, from January 2001 to September 2001. Prior to these positions, Mr. Shannahan spent 18 years with KPMG Peat Marwick, an accounting firm, as a partner in the Information, Communication and Entertainment practice. Mr. Shannahan holds a B.S. degree in Business Administration with a concentration in Accounting and a B.A. degree from Rockhurst College.

On February 28, 2008, KANA entered into an employment offer letter (“Offer Letter”) with Mr. Shannahan in connection with his appointment as Executive Vice President and Chief Financial Officer of KANA. Pursuant to the Offer Letter, KANA agreed to pay Mr. Shannahan an annual base salary of $275,000 and a one time, non-refundable sign-on bonus of $11,458.33. In addition, Mr. Shannahan is eligible for an annual incentive bonus of $137,500, prorated to the length of Mr. Shannahan’s service in 2008 and based upon the achievement of objectives and KANA’s financial performance. The objectives and performance targets shall be set forth in an incentive bonus plan that is subject to the approval of the Compensation Committee of the Board. The Company also shall recommend that the Board grant Mr. Shannahan an option to purchase 350,000 shares of KANA common stock at an exercise price equal to the fair market value of KANA’s common stock on the date of grant, of which 87,500 shares will vest after six months of continuous service and the remainder shall vest ratably over the 42-month period thereafter.

Mr. Shannahan’s employment is “at will” and may be terminated at any time, with or without formal cause. However, if, in connection with a “change in control event”, Mr. Shannahan is not offered the same or a similar position with the entity that survives the “change in control event” or if Mr. Shannahan is terminated without “cause” within six months of the “change in control event” then the initial option grant described above shall fully vest and Mr. Shannahan will receive a lump-sum separation payment of six months annual base salary. If Mr. Shannahan is terminated without “cause” in the absence of a “change in control event” then he will be entitled to a lump-sum separation payment of six months annual base salary.

(e)	The information set forth under section (c) of Item 5.02 of this Current Report on Form 8-K with respect to the terms and conditions of Mr. Shannahan’s Offer Letter is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Michael S. Fields
Chief Executive Officer

Date: March 5, 2008